Exhibit 99.1

Contact: Jim Mathias

E: ir@exelatech.com

W: investors.exelatech.com

T: 972-821-5808

Exela Technologies, Inc. Reports Fourth Quarter and Full Year 2017 Results; Achieves Full Year Guidance for Pro Forma Revenue and Adjusted EBITDA;

Sets 2018 Revenue Guidance of 4%-6%, Above Previous Long-Term Guidance

2017 GAAP Revenue of $1.152 billion, an increase of 46%

2017 Pro Forma Revenue of $1.456 billion, an increase of 9%

2017 GAAP Net Loss of ($204) million including charges totaling $221 million

Irving, TX— (March 15, 2018) — Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), one of the largest global providers of platforms for Business Process Automation (“BPA”), announced today its financial results for the fourth quarter and year-end for the year ended December 31, 2017.

“I’m pleased with our operational and financial results highlighted by 2017 pro forma revenue growth of 9% and meeting our full-year 2017 guidance for pro forma revenue and Adjusted EBITDA. Revenue from our top 100 customers grew 14% year-over-year.

As I look to the future we have numerous opportunities for growth, by leveraging our scale, experience and references in business process automation and in industry-specific and industry-agnostic enterprise software solutions.

To best position the Company for long term shareholder value, and to increase our profitability, our strategy includes, increasing awareness of our Company’s solutions in the market, and accelerating investments in people and technologies,” said Ronald Cogburn, Chief Executive Officer.

Financial information contained in this press release is presented pro forma for the business combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which closed on July 12, 2017. The primary pro forma adjustment is to include the results of Novitex for the period January 1, 2017 to July 12, 2017. For more information, please refer to the reconciliation of reported to pro forma financial results contained in the Schedules of this release.

Full-Year 2017 Pro Forma Financial Highlights

•                  Revenue: $1.456 billion, an increase of 9.2% from $1.331 billion in 2016. Information & Transaction Processing Solutions (“ITPS”) revenue was $1.131 billion, an increase of 15.0%. Healthcare Solutions (“HS”) revenue totaled $233.6 million, a decrease of 5.6%. Legal and Loss Prevention Services (“LLPS”) revenue totaled $91.6 million in 2017, a decrease of 9.0%.

•                  100 customers represent ~60% of total revenue, up 14%

•                  6 customers over $25 million in annual revenue and approximately 200 customers with more than $1 million in annual revenue.

•                  Low concentration with the largest customer representing 6% of total revenue.

•                  Revenue per full-time employee increased to $66k from $56k.

•                  Adjusted EBITDA: $245.2 million, representing an Adjusted EBITDA margin of 16.9%, compared with Adjusted EBITDA of $248.5 million and 18.6% margin in 2016.

•                  Further Adjusted EBITDA: $346.8 million, representing a Further Adjusted EBITDA margin of 23.8%, compared with Further Adjusted EBITDA of $349.9 million and 26.2% margin in 2016. The year-over-year decrease in Further Adjusted EBITDA was primarily driven by higher ramp-up costs associated with new ITPS client contracts, investments in the Company’s revenue growth initiatives, and higher public company costs, partially offset by cost savings initiatives of which over $40 million was delivered in 2017.

•                  Capital Expenditures: 2.9% of 2017 revenue compared to 3.9% of 2016 revenue

Balance Sheet and Liquidity

•                  Balance Sheet and Liquidity: At December 31, 2017, Exela’s total liquidity was $141 million and total net debt was $1.345 billion.  The Company had cash of $62 million, of which $23 million is segregated for customer use and a $100 million revolving credit facility, which was undrawn, but net of $21 million in stand-by letters of credit, giving the Company $79 million at December 31, 2017 available for borrowing.

•                  Net Leverage Ratio: 3.88x

Fourth Quarter Ended December 31, 2017 Pro Forma Financial Highlights

•                  Revenue: Actual revenue of $386.3 million, an increase of 9.6% from pro forma $352.5 million in the fourth quarter of 2016, and an increase of 7.8% from pro forma $358.2 million in the third quarter of 2017. Refer to pro forma revenue reconciliation for third quarter of 2017 and fourth quarter of 2016. All three segments grew revenue on a year-over year basis. ITPS revenue was $301.5 million, an increase of 11.2% year-over- year, driven primarily by increased volumes and expansion of services within existing customers. HS revenue was $60.1 million, an increase of 2.5%. LLPS revenue was $24.7 million, an increase of 8.3%.

•                  Net Loss: ($58.7) million and includes an impairment charge of approximately ($69.4) million. Pro forma net loss for the fourth quarter of 2016 totaled ($19.9) million. Excluding the impairment charge, the company would have reported a net income of $10.7 million for the fourth quarter of 2017.

•                  Adjusted EBITDA: $62.7 million, representing a margin of 16.3%, compared with Adjusted EBITDA of $64.7 million and margin of 18.4% in the fourth quarter of 2016. The year-over-year decrease in fourth quarter 2017 Adjusted EBITDA was primarily driven by higher ramp-up costs associated with new ITPS client contracts, investments in the Company’s revenue growth initiatives, and higher public company costs.

•                  Stock buy-back: purchased 49,300 shares to partially fund the long-term incentive plan.

Outlook

2018

•                  Initial 2018 revenue guidance is in the range of $1.510 billion - $1.540 billion or of 4% - 6%, exceeding the Company’s previous long-term guidance of 3% - 4% growth based on our visibility heading into 2018

•                  Adjusted EBITDA guidance — in the range of $290- $310 million or growth of 18% - 26%, representing a 19% - 20% margin for 2018

•                  Further Adjusted EBITDA guidance — in the range of $330- $355 million or a margin of 22% - 23%

•                  Guidance includes delivering $40 - $45 million in savings during 2018 with remaining during 2019

Long-term

•                  Revenue growth in the range of 3%-4%

•                  Further Adjusted EBITDA margin guidance in the range of 22% - 23%

•                  Guidance is based on constant-currency

The above outlook is based on 2017 pro forma results. Reconciliations are available in the attached tables.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its fourth quarter 2017 financial results today at 5:00 p.m. EDT.  To access this call, dial 800-860-2442 or +412-858-4600.  A replay of this conference call will be available through March 22, 2018 at 877-344-7529 or +412-317-0088 (international).  The replay passcode is 10116940.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.  Exela has also posted additional historical financial information regarding SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on a combined basis to its investor relations website, (http://investors.exelatech.com).

About Exela:  Embracing complexity. Delivering simplicitySM. Exela Technologies, Inc. (“Exela”) is a global business process automation (“BPA”) leader combining industry-specific and industry-agnostic enterprise software and solutions with decades of experience. Our BPA suite of solutions are deployed in banking, healthcare, insurance and other industries to support mission-critical environments. Exela is a leader in workflow automation, attended and un-attended cognitive automation, digital mailrooms, print communications, and payment processing with deployments across the globe.

Exela partners with customers to improve user experience and quality through operational efficiency. Exela serves over 3,500 customers across more than 50 countries, through a secure, cloud-enabled global delivery model. We are 22,000 employees strong at nearly 1,200 onsite client facilities and 150 delivery centers located throughout the Americas, Europe and Asia. Our client list includes 60% of the Fortune® 100, along with many of the world’s largest retail chains, banks, law firms, healthcare insurance payers and providers and telecom companies.

Follow Exela on Twitter: https://twitter.com/exelatech

Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/

About Non-GAAP Financial Measures: This earnings release presents certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Further Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Our board of directors and management use EBITDA, Adjusted EBITDA, and Further Adjusted EBITDA to assess our financial performance, because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the business combination and other such capital markets based activities. Adjusted EBITDA and Further Adjusted EBITDA also seek to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the business combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. The Company does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable our non-GAAP measures. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules to this release. Optimization & restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the business combination completed on July 12, 2017. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation  Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our  industry, future events, the estimated or anticipated future results and benefits of the recently consummated transaction between Exela Technologies, Inc., SourceHOV Holdings, Inc., and  Novitex Holdings, Inc. (including the related transactions, the “Business Combination”), future opportunities for the combined company, and other statements that are not historical  facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Exela operates and general financial, economic, regulatory and political conditions affecting the industries in which Exela operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay or difficulty in integrating the businesses of SourceHOV and Novitex or the inability to realize the expected amount and timing of cost savings and operating synergies of the Business Combination; and those factors discussed under the heading “Risk Factors” in Exela’s Proxy Statement dated June 26, 2017 (the “Proxy Statement”) and subsequent reports filed with the Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this release.

Exela Technologies

Condensed Consolidated Balance Sheet (Unaudited)

	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$39,000	$8,361
Restricted cash	42,489	25,892
Accounts receivable, net of allowance for doubtful accounts of $3,725 and $3,219 respectively	229,704	138,421
Inventories, net	11,922	11,195
Prepaid expenses and other current assets	24,596	12,202
Total current assets	347,711	196,071
Property, plant and equipment, net	132,908	81,600
Goodwill	747,325	373,291
Intangible assets, net	464,984	298,739
Deferred income tax assets	9,019	9,654
Other noncurrent assets	12,891	10,131
Total assets	$1,714,838	$969,486
Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$81,263	$42,212
Related party payables	14,445	9,344
Income tax payable	3,612	1,031
Accrued liabilities	104,485	29,492
Accrued compensation and benefits	46,925	31,200
Customer deposits	31,656	18,729
Deferred revenue	12,709	17,235
Obligation for claim payment	42,489	25,892
Current portion of capital lease obligations	15,611	6,507
Current portion of long-term debt	20,565	55,833
Total current liabilities	373,760	237,475
Long-term debt, net of current maturities	1,276,094	983,502
Capital lease obligations, net of current maturities	25,958	18,439
Pension liability	25,496	28,712
Deferred income tax liabilities	5,362	26,223
Long-term income tax liability	3,470	3,063
Other long-term liabilities	14,704	11,973
Total liabilities	1,724,844	1,309,387
Commitment and Contingencies (Note 12)
Stockholders’ equity (deficit)
Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 150,578,451 shares issued and 150,529,151 outstanding at December 31, 2017 and 64,024,557 shares issued and outstanding at December 31, 2016;	15	6
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized and 6,194,233 shares issued and outstanding at December 31,2017 and no shares issued or outstanding at December 31, 2016	1	—
Additional paid in capital	482,018	(57,395)
Less: common stock held in treasury, at cost; 49,300 shares at December 31, 2017 and no shares at December 31, 2016	(249)	—
Equity-based compensation	34,085	27,342
Accumulated deficit	(514,628)	(293,968)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(194)	(3,547)
Unrealized pension actuarial losses, net of tax	(11,054)	(12,339)
Total accumulated other comprehensive loss	(11,248)	(15,886)
Total stockholders’ deficit	(10,006)	(339,901)
Total liabilities and stockholders’ deficit	$1,714,838	$969,486

Exela Technologies

Condensed Consolidated Statements of Income (Loss) (Unaudited)

	Year ended December 31,
	2017	2016	2015
Revenue	$1,152,324	$789,926	$805,232
Cost of revenue (exclusive of depreciation and amortization)	829,143	519,121	559,846
Selling, general and administrative expenses	220,955	130,437	120,691
Depreciation and amortization	98,890	79,639	75,408
Impairment of goodwill and other intangible assets	69,437	—	—
Related party expense	33,431	10,493	8,977
Operating (loss) income	(99,532)	50,236	40,310
Other expense (income), net:
Interest expense, net	128,489	109,414	108,779
Loss on extinguishment of debt	35,512	—	—
Sundry expense, net	2,295	712	3,247
Other income, net	(1,297)	—	—
Net loss before income taxes	(264,531)	(59,890)	(71,716)
Income tax benefit	60,246	11,787	26,812
Net loss	$(204,285)	$(48,103)	$(44,904)
Dividend equivalent on Series A Preferred Stock related to beneficial conversion feature	(16,375)	—	—
Cumulative dividends for Series A Preferred Stock	(2,489)	—	—
Net loss attributable to common stockholders	$(223,149)	$(48,103)	$(44,904)
Loss per share:
Basic and diluted	$(2.08)	$(0.75)	$(0.70)

Exela Technologies

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31,
	2017	2016	2015
Cash flows from operating activities
Net loss	$(204,285)	$(48,103)	$(44,904)
Adjustments to reconcile net loss
Depreciation and amortization	98,890	79,639	75,408
Fees paid in stock	23,875	—	—
HGM contract termination fee paid in stock	10,000	—	—
Original issue discount and debt issuance cost amortization	12,280	13,684	12,974
Loss on extinguishment of debt	35,512	—	—
Impairment of goodwill and other intangible assets	69,437	—	—
Provision (recovery) for doubtful accounts	500	756	1,105
Deferred income tax benefit	(66,723)	(15,729)	(27,177)
Share-based compensation expense	6,743	7,086	8,122
Foreign currency remeasurement	1,382	193	150
Gain on sale of Meridian	(588)	—	—
Loss on sale of property, plant and equipment	987	2,245	632
Fair value adjustment of swap derivative	(1,297)	—	—
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	(4,832)	20,801	11,583
Prepaid expenses and other assets	2,628	4,969	892
Accounts payable and accrued liabilities	52,953	5,544	(28,644)
Related party payables	4,907	(2,427)	(2,703)
Net cash provided by operating activities	42,369	68,658	7,438

Cash flows from investing activities
Purchase of property, plant and equipment	(14,440)	(7,926)	(10,669)
Additions to internally developed software	(7,843)	(13,017)	(3,279)
Additions to outsourcing contract costs	(10,992)	(14,636)	(7,882)
Cash paid for TransCentra	—	—	(12,810)
Cash acquired in TransCentra acquisition	—	3,351	—
Proceeds from sale of Meridian	4,582	—	—
Cash acquired in Quinpario reverse merger	91	—	—
Cash paid in Novitex acquisition, net of cash received	(423,428)	—	—
Other acquisitions, net of cash received	(369)	—	—
Proceeds from sale of property, plant and equipment	25	626	208
Net cash used in investing activities	(452,374)	(31,602)	(34,432)

Cash flows from financing activities
Change in bank overdraft	(210)	(1,331)	938
Proceeds from issuance of stock	204,417	—	—
Cash received from Quinpario	27,031	—	—
Repurchase of Common Stock	(249)	—	—
Proceeds from financing obligation	3,116	5,429	5,554
Contribution from Shareholders	20,548	—	—
Proceeds from new credit facility	1,320,500	—	—
Retirement of previous credit facilities	(1,055,736)	—	—
Cash paid for debt issuance costs	(39,837)	—	—
Cash paid for equity issue costs	(149)	—	—
Borrowings from revolver and swing-line loan	72,600	53,700	157,400
Repayments from revolver and swing line loan	(72,500)	(53,200)	(108,800)
Principal payments on long-term obligations	(39,316)	(47,853)	(33,474)
Net cash provided by (used in) financing activities	440,215	(43,255)	21,618
Effect of exchange rates on cash	429	(2,059)	(672)
Net increase (decrease) in cash and cash equivalents	30,639	(8,258)	(6,048)
Cash and cash equivalents
Beginning of period	8,361	16,619	22,667
End of period	$39,000	$8,361	$16,619

Supplemental cash flow data:
Income tax payments, net of refunds received	$5,711	$3,771	$1,784
Interest paid	69,622	96,166	87,302
Noncash investing and financing activities:
Assets acquired through capital lease arrangements	6,973	11,925	6,021
Leasehold improvements funded by lessor	146	5,186	665
Issuance of common stock as consideration for Novitex	244,800	—	—
Accrued capital expenditures	1,621	580	878
Dividend equivalent on Series A Preferred Stock	16,375	—	—
Liability assumed of Quinpario	4,672	—	—

Exela Technologies

Schedule 1: Pro Forma 2016 vs. 2017 Financial Performance

($ in millions)	Pro Forma FY 2017	Pro Forma FY 2016 (1)	% Change
Revenue
Information and Transaction Processing Solutions	$1,131.0	$983.3	15.0%
Healthcare Solutions	233.6	247.6	-5.6%
Legal and Loss Prevention Services	91.6	102.2	-10.4%
Total Revenue	1,456.3	1,333.1	9.2%

Cost of revenue (exclusive of depreciation and amortization)	1,079.9	957.1
Selling, general and administrative expenses (Incl related party)	289.5	190.8
Depreciation and amortization	119.5	120.2
Impairment of goodwill and other intangible assets	69.4	—
Operating income (loss)	(102.1)	64.9

Interest expense, net	153.4	157.3
Loss / (Gain) on extinguishment of debt	53.0	(2.3)
Sundry expense (income) & Other income, net	1.1	(1.6)
Net loss before income taxes	(309.6)	(88.5)
Income tax expense / (benefit)	(67.2)	(23.6)
Net loss	(242.4)	(64.9)

EBITDA	(36.7)	189.0
Impairment of goodwill and other intangible assets	69.4	—
(Gain) / loss on extinguishment of debt	53.0	(2.3)
Transaction and integration costs	99.0	3.3
Optimization and restructuring expenses	47.9	36.0
Non-cash charges, oversight & management fees	12.6	22.5
Adjusted EBITDA	$245.2	$248.5
	16.8%	18.6%

Further Adjusted EBITDA(2)	$346.8	$349.9	-0.9%
% Margin	23.8%	26.2%

Note:  Pro Forma FY 2017 SG&A (Including related party) of $289.5 million includes transaction related expenses of $99.0 million. Refer to Further Adjusted EBITDA reconciliation.

(1)         Financial results for Pro Forma  FY 2016 do not include contribution from the TransCentra  acquisition  for the first nine months of the year since the transaction was  closed on September 28, 2016.

(2)         For additional information refer to Further Adjusted EBITDA Reconciliations

Exela Technologies

Schedule 2: Pro Forma Fourth Quarter 2016 vs. Fourth Quarter 2017 Financial Performance

($ in millions)	Q4 2017	Pro Forma Q4 2016
Revenue
Information and Transaction Processing Solutions	$301.5	$271.0
Healthcare Solutions	60.1	58.6
Legal and Loss Prevention Services	24.7	22.8
Total Revenue	386.3	352.5

Cost of revenue (exclusive of depreciation and amortization)	289.9	256.0
Selling, general and administrative expenses (Including related party)	50.0	49.9
Depreciation and amortization	28.1	31.2
Impairment of goodwill and other intangible assets	69.4	0.0
Operating income (loss)	(51.2)	15.4

Interest expense, net	36.7	40.2
Sundry expense (income) & Other income, net	(2.0)	0.4
Net loss before income taxes	(86.0)	(25.3)
Income tax expense / (benefit)	(27.3)	(5.3)
Net loss	(58.7)	(19.9)

Depreciation and amortization	28.1	31.2
Interest expense, net	36.7	40.2
Income tax expense / (benefit)	(27.3)	(5.3)
EBITDA	(21.1)	46.1
Impairment of goodwill and other intangible assets	69.4	—
Transaction and integration costs	2.4	1.5
Optimization and restructuring expenses	11.0	10.0
Non-cash charges, oversight & management fees	1.0	7.1
Adjusted EBITDA	$62.7	$64.7
	16.2%	18.4%

Exela Technologies

Schedule 3: Adjusted EBITDA Reconciliation — Fourth Quarter 2016

	As Reported Q4 2016(1)	Novitex Q4 2016	Pro Forma Q4 2016(1)
Net loss	$(14.7)	$(5.3)	$(19.9)
Taxes	(1.8)	(3.5)	(5.3)
Interest expense	27.7	12.5	40.2
Depreciation and amortization	21.2	10.0	31.2
EBITDA	$32.4	$13.7	$46.1
Optimization and restructuring expenses	8.8	1.2	10.0
Transaction and integration costs	1.5	—	1.5
Non-cash charges	2.9	—	2.9
New contract setup	—	0.9	0.9
Oversight and management Fees	2.7	0.6	3.4
Adjusted EBITDA	$48.3	$16.4	$64.7

(1)         Note: Net loss for the period is presented on the basis of the previous debt structure at the respective standalone companies. As of July 12th, 2017  the existing debt structures at respective Exela entities have been replaced with a new capital structure consisting of $350 Million Term Loan and $1.0 Billion Senior Secured Notes.

Exela Technologies

Schedule 4: Adjusted EBITDA Reconciliation — Fourth Quarter 2017

As Reported Q4 2017
Net loss	$(58.7)
Taxes	(27.3)
Interest expense	36.7
Depreciation and amortization	28.1
EBITDA	$(21.1)
Impairment of goodwill and other intangible assets	69.4
Optimization and restructuring expenses	11.0
Transaction and integration costs	2.4
Non-cash charges	2.3
(Gain) / loss on derivative instruments	(1.3)
Adjusted EBITDA	$62.7

Exela Technologies

Schedule 5: Further Adjusted EBITDA Reconciliation — 2016

($ in millions)	As Reported FY 2016(1)	Novitex FY 2016	Pro Forma FY 2016(1)
Net loss	$(48.1)	$(19.1)	$(67.2)
Taxes	(11.8)	(11.8)	(23.6)
Interest expense	109.4	47.9	157.3
Depreciation and amortization	79.6	40.6	120.2
EBITDA	$129.2	$57.6	$186.7
Optimization and restructuring expenses	7.6	28.4	36.0
Transaction and integration costs	18.8	(15.6)	3.3
Non-cash charges	9.8	—	9.8
New contract setup	—	5.3	5.3
Oversight and management Fees	7.8	1.9	9.7
(Gain) / loss on extinguishment of debt	—	(2.3)	(2.3)
Adjusted EBITDA	$173.2	$75.3	$248.5
Gain / (loss) on currency exchange	0.7	—	0.7
Combined merger adjustments			100.6
Further Adjusted EBITDA			$349.9

(1)         Financial results as reported for FY 2016 and Pro Forma FY 2016 do not include contribution for the first nine months from the TransCentra acquisition which closed on September 28, 2016.

Note:

- Net loss for the period January 1- July 12 is presented on the basis of the previous debt structure at the respective standalmpanies. As of July 12th, the existing debt structures at respective Exela entities have been replaced with a new capital structure consisting of $350 Million Term Loan and $1.0 Billion Senior Secured Notes.

-Combined merger adjustments represent operating cost reductions primarily related to the implementation of strategic actions and initiatives related to the business combination completed on July 12, 2017.

Exela Technologies

Schedule 6: Further Adjusted EBITDA Reconciliation — 2017

($ in millions)	As Reported FY 2017	Novitex (Jan 1 — Jul 12)(1)	Pro Forma FY 2017
Net loss	$(204.3)	$(38.1)	$(242.4)
Taxes	(60.2)	(6.9)	(67.2)
Interest expense	128.5	24.9	153.4
Depreciation and amortization	98.9	20.6	119.5
EBITDA	$(37.2)	$0.5	$(36.7)
Impairment of goodwill and other intangible assets	69.4	—	69.4
(Gain) / loss on extinguishment of debt	35.5	17.5	53.0
Optimization and restructuring expenses	42.5	5.4	47.9
Transaction and integration costs	88.9	10.0	99.0
Non-cash charges	6.7	—	6.7
New contract setup	—	2.0	2.0
Oversight and management Fees	4.2	1.0	5.1
(Gain) / loss on derivative instruments	(1.3)	—	(1.3)
Adjusted EBITDA	$208.8	$36.4	$245.2
Gain / (loss) on currency exchange	2.3	0.1	2.4
Combined merger adjustments			99.2
Further Adjusted EBITDA			$346.8

(1)         Represents financial performance of Novitex for a year-to-date period ending on the transaction closing date of July 12, 2017.

Note: -Net loss for the period January 1- July 12 is presented on the basis of the previous debt structure at the respective standalone companies. As of July 12th, the existing debt structures at respective Exela entities have been replaced with a new capital structure consisting of $350 Million Term Loan and $1.0 Billion Senior Secured Notes.

-Combined merger adjustments represent operating cost reductions primarily related to the implementation of strategic actions and initiatives related to the business combination completed on July 12, 2017.

Exela Technologies

Schedule 7: Pro Forma Revenue and Capital Expenditures — 2016 and 2017

($ in millions)	As Reported(1)	Novitex	Pro Forma
Revenue - FY 2017	$1,152.3	$304.0	$1,456.3
Revenue - FY 2016	$789.9	$543.2	$1,333.1

Revenue - Q3 2017	$338.4	$19.8	$358.2
Revenue - Q4 2016	$212.4	$140.1	$352.5

Capital expenditures - FY 2017	$33.3	$9.1	$42.4
Capital expenditures - FY 2016	$35.6	$15.9	$51.5

Capital expenditures - Q4 2016	$12.4	$3.0	$15.4

(1)         Financial results for FY 2016 do not include contribution for the first nine months from the TransCentra acquisition which closed on September 28, 2016.

Exela Technologies

Schedule 8: Pro Forma Income Statement Expense Reconciliation — 2016 and 2017

($ in millions)	Reported Q4 2016	Novitex Q4 2016	Pro Forma Q4 2016	Reported FY 2016	Novitex FY 2016	Pro Forma FY 2016	Reported FY 2017	Novitex - Jan 1 to Jul 12, 2017	Pro Forma FY 2017
Cost of revenue (exclusive of depreciation and amortization)	141.4	114.6	256.0	519.1	438.0	957.1	829.1	250.8	1,079.9
Selling, general and administrative expenses (Including related party)	38.2	11.8	49.9	140.9	49.9	190.8	254.4	35.1	289.5
Depreciation and amortization	21.2	10.0	31.2	79.6	40.6	120.2	98.9	20.6	119.5
Impairment of goodwill and other intangible assets	0.0	0.0	0.0	0.0	0.0	0.0	69.4	0.0	69.4
Operating income (loss)	11.6	3.8	15.4	50.2	14.7	64.9	(99.5)	(2.5)	(102.1)

Interest expense, net	27.7	12.5	40.2	109.4	47.9	157.3	128.5	24.9	153.4
Loss / (Gain) on extinguishment of debt	0.0	0.0	0.0	0.0	(2.3)	(2.3)	35.5	17.5	53.0
Sundry expense (income) & Other income, net	0.4	0.0	0.4	0.7	0.0	0.7	1.0	0.1	1.1
Net loss before income taxes	(16.5)	(8.8)	(25.3)	(59.9)	(30.9)	(90.8)	(264.5)	(45.1)	(309.6)
Income tax benefit (expense)	1.8	3.5	5.3	11.8	11.8	23.6	60.2	6.9	67.1
Net loss	(14.7)	(5.3)	(19.9)	(48.1)	(19.1)	(67.2)	(204.3)	(38.2)	(242.4)

Exela Technologies

Schedule 9: Pro Forma Selling, general and administrative expenses (Incl. related party) — 2016 and 2017

Selling, general and administrative expenses (Incl related party)

($ in millions)	Q4 2016	Q4 2017	FY 2016	FY 2017
As Reported
Selling, general and administrative expenses	35.1	48.3	130.4	221.0
Related party expense	3.1	1.7	10.5	33.4
Total	38.2	50.0	140.9	254.4

Novitex
Selling, general and administrative expenses	11.8		49.8	34.8
Related party expense			0.1	0.3
Total	11.8		49.9	35.1

Pro forma
Selling, general and administrative expenses	46.8	48.3	180.2	255.8
Related party expense	3.1	1.7	10.6	33.7
Total	49.9	50.0	190.8	289.5